Independent Auditors' Consent

           We consent to the incorporation by reference in this Registration Statement of American Medical Alert Corp. on Form S-3 of our report dated February 20, 1998 appearing in the Annual Report on Form 10-KSB of American Medical Alert Corp. for the year ended December 31, 1997 and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/S/ MARGOLIN, WINER & EVENS LLP
MARGOLIN, WINER & EVENS LLP


Garden City, New York


April 7, 1998